Third Quarter 2017 Earnings Conference Call October 19, 2017 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward- looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: • general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the potential exit of the United Kingdom from the European Union and the economic slowdown in China; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cybersecurity risks, including "denial of service," "hacking" and "identity theft," could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation and regulatory proceedings could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • risks resulting from the extensive use of models; • risk management measures may not be fully effective; • deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; • higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: • The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. • The adjusted diluted earnings per share is non-GAAP in that it excludes securities gains (losses), merger-related and restructuring charges, gains (losses) on the early extinguishment of debt and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary.

3 ▪ NPAs declined 1.4% vs. 2Q17 ▪ NCOs declined to 35 bps 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures ▪ Increased quarterly dividend 10% to $0.33 per share ▪ Completed $920 million in share repurchases ▪ Common equity tier 1 ratio remains strong at 10.1% 2017 third quarter performance highlights1 Earnings Revenues Efficiency Credit Quality Capital ▪ Net income available to common shareholders totaled $597 million ▪ Diluted EPS totaled $0.74, up 1.4% vs. 3Q16; adjusted diluted EPS totaled $0.78, up 2.6% vs. 3Q16 ▪ ROA, ROCE and ROTCE were 1.16%, 8.82% and 14.89%, respectively; adjusted ROA, ROCE and ROTCE were 1.22%, 9.25% and 15.59%, respectively ▪ Achieved positive adjusted operating leverage ▪ Taxable-equivalent revenues totaled $2.9 billion, up 1.4% vs. 3Q16 ▪ Net interest margin increased 1 bp to 3.48% vs. 2Q17 ▪ Core net interest margin increased 1 bp to 3.32% vs. 2Q17 ▪ Fee income ratio was 41.4%, compared to 42.7% in 2Q17 ▪ GAAP efficiency ratio was 62.0% ▪ Adjusted efficiency ratio improved to 58.3% from 58.6% in 2Q17 ▪ Noninterest expenses excluding merger-related and restructuring charges totaled $1.698 billion, a decrease of 7.8% annualized vs. 2Q17

4 Pre -Ta x After Tax Diluted EPS Impac t ($ in millions, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges $ (47) $ (29) $ (0.04) Selected items affecting earnings

5 Category 3Q17 outlook Results Loans n Total up 1% – 3% annualized vs. 2Q17 x (1.1)% n Core up 5% – 7% annualized vs. 2Q17 x 3.2% Credit quality n NCOs expected to be 35 – 45 bps ü 35 bps n NPA levels expected to remain in a similar range as 2Q17 ü 0.31% Net interest margin n GAAP margin down 1 – 3 vs. 2Q17 ü+ +1 bp n Core margin stable compared with 2Q17 ü +1 bp Net interest income1 n Stable compared with 2Q17 ü+ 3.1% Noninterest income n Up 1% – 3% vs. 3Q16 x 0.2% Expenses2 n Up 0% – 2% vs. 3Q16 ü 1.8% x = missed guidance ü= achieved guidance ü+ = exceeded guidance 1 Taxable equivalent 2 Excludes merger-related and restructuring charges Review of original 3Q17 guidance

Loan growth affected by increased prepayments

Average Loans Held for Investment
($ in billions)



$150.0
$140.0
$130.0
$141.3
$142.3
$142.0
$143.1
$142.7
3Q16
4Q16
1Q17
2Q17
3Q17

- Loan balances reflect an approximate $500 million reclassification as a result of a systems conversion
  - Excluding reclassification:
    - C&I increased approximately 1.8% annualized
    - CRE-IPP declined approximately 7.9% annualized
- Experienced loan growth vs. 2Q17 in several portfolios:
  - Premium finance, up 34.4% annualized
  - Sheffield, up 19.8% annualized
  - Equipment Finance, up 15.7% annualized
- Due to low rates in 3Q17, prepayments lowered commercial loan balances

Average Loans Held for Investment
($ in millions)

		3Q17 Average Balance	3Q17 v. 2Q17 Annualized Increase (Decrease)
C&I	$	51,605	(2.3)%
CRE – IPP		15,099	6.3
CRE – C&D		4,181	28.0
Subtotal-commercial		70,885	1.2
Dealer floor plan		1,574	22.4
Direct retail lending		11,960	(1.3)
Sales finance		9,780	(25.4)
Revolving credit		2,668	8.5
Residential mortgage		28,924	(6.3)
Other lending subsidiaries[1]		16,158	13.2
PCI		742	(39.9)
Total	**$**	**142,691**	**(1.1)%**

- 4Q17 management expectations
  - Total loans are expected to decline slightly vs. 3Q17

1 Other lending subsidiaries consists primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance

6

3Q17 impact of seasonal / optimizing portfolios

- Loan growth strategies
  - Growing more profitable loans with better risk-return tradeoff
  - Continue to price prime auto loans at a level which improves profitability and returns
  - Continue to sell all conforming residential mortgages while serving our clients
- Portfolio optimization continued to impact loan growth
  - Sales finance loans decreased $670 million, or 25.4% annualized
  - Residential mortgage loans decreased $468 million, or 6.3% annualized
- Management expectations
  - Core loans expected to grow 2% – 4% annualized in 4Q17 vs. 3Q17 excluding optimizing portfolios
  - Prime auto and residential mortgage loans expected to stabilize in the first half of 2018

Average Loans Held for Investment
($ in millions)

	3Q17 Average Balance	3Q17 v. 2Q17 Annualized Increase (Decrease)
Core - nonseasonal		
C&I, excluding MWL	$ 50,007	
CRE – IPP	15,099	
CRE – C&D	4,181	
Dealer floor plan	1,574	
Direct retail lending	11,960	
Revolving credit	2,668	
Other lending subsidiaries[1]	9,019	
Subtotal	94,508	1.0%
Core - seasonal		
Mortgage warehouse lending	1,598	
Other lending subsidiaries[2]	7,139	
Subtotal	8,737	28.7
Core subtotal	**103,245**	**3.2**
Optimizing		
Sales finance	9,780	
Residential mortgage	28,924	
PCI	742	
Subtotal	39,446	(11.9)
Total	**142,691**	**(1.1)%**

1 Other lending subsidiaries - core consists primarily of BB&T Equipment Finance, Grandbridge Real Estate Capital, and Regional Acceptance
2 Other lending subsidiaries - seasonal consists of AFCO/CAFO/Prime Rate and Sheffield Financial

7

8 ▪ Total deposits averaged $157.4 billion, a decrease of $2.8 billion vs. 2Q17 primarily due to management of rate-sensitive deposits – Personal, 50.7% of total – Business, 39.7% of total – Public Funds, 8.1% of total ▪ Average noninterest-bearing deposits increased $916 million vs. 2Q17 due to an increase in commercial balances ▪ The percentage of noninterest-bearing deposits to total deposits was 34.0% compared with 32.8% in 2Q17 ▪ The cost of interest-bearing deposits was 0.35%, up 5 bps compared to 2Q17 due to rate-sensitive commercial deposits 3Q17 v. 2Q17 3Q17 Annualized Average Increase Balance (Decrease) Noninterest-bearing deposits $ 53,489 6.9 % Interest checking 27,000 (25.4) Money market & savings 61,450 (17.5) Subtotal $ 141,939 (10.3)% Time deposits 13,794 (8.3) Foreign office deposits – interest-bearing 1,681 NM Total deposits $ 157,414 (7.1)% Average Deposits ($ in millions) Total IBD Cost $180.0 $160.0 $140.0 $120.0 0.5% 0.4% 0.3% 0.2% 3Q16 4Q16 1Q17 2Q17 3Q17 $159.5 $160.1 $161.4 $160.3 $157.4 0.23% 0.22% 0.26% 0.30% 0.35% $60.0 $50.0 $40.0 3Q16 4Q16 1Q17 2Q17 3Q17 $50.6 $51.4 $51.1 $52.6 $53.5 Average Noninterest-Bearing Deposits ($ in billions) Average Total Deposits ($ in billions) Noninterest-bearing deposits continue to grow

9 ▪ Credit quality results reflect improved charge-offs and nonperformers – Net charge-offs totaled $127 million, down 3.8% vs. 2Q17 – Loans 90 days or more past due and still accruing increased 2.4% vs. 2Q17, primarily due to increased delinquencies in government guaranteed residential mortgage loans – Loans 30-89 days past due increased 12.9% vs. 2Q17, largely due to expected seasonality and hurricane-related effects ▪ NPAs decreased 1.4% vs. 2Q17 – Driven by improvement in commercial portfolios – Partially offset by increases in residential mortgage and other lending subsidiaries portfolios ▪ 4Q17 management expectations – NCOs expected to be 40 – 50 bps due to seasonality 0.60% 0.40% 0.20% 0.00% 3Q16 4Q16 1Q17 2Q17 3Q17 0.37% 0.42% 0.42% 0.37% 0.35% Annualized Net Charge-offs / Average Loans 0.60% 0.40% 0.20% 0.00% 3Q16 4Q16 1Q17 2Q17 3Q17 0.38% 0.37% 0.36% 0.31% 0.31% Total Nonperforming Assets / Total Assets Net charge-offs and nonperforming assets improve

10 ▪ Coverage ratios remain strong at 2.93x and 2.44x for the allowance to net charge-offs and NPLs, respectively ▪ The ALLL to loans ratio was 1.04%, up slightly vs. 2Q17 – Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.12%, unchanged vs. 2Q17 ▪ The total provision for credit losses was $126 million for 3Q17; net charge-offs were $127 million ▪ The allowance includes $35 million for hurricane-related exposures ▪ Going forward, we continue to expect the loan loss provision to approximate net charge-offs in addition to providing for incurred losses on incremental loan growth ALLL to Annualized NCOs ALLL to NPLs HFI 4.50x 3.50x 2.50x 1.50x 3Q16 4Q16 1Q17 2Q17 3Q17 2.91x 2.47x 2.49x 2.80x 2.93x 2.00x 2.03x 2.05x 2.43x 2.44x ALLL Coverage Ratios Allowance coverage ratios remain strong

11 ▪ 3Q17 reported and core NIM increased 1 bp vs. 2Q17 due to: – Short-term rate increases partially offset by funding rate increases ▪ Margin continues to outperform due to low deposit beta and strong asset mix – Managed run-off of large balance rate-sensitive deposits led to better deposit beta performance ▪ Asset sensitivity unchanged from prior quarter ▪ 4Q17 management expectations reflect higher projected funding costs and asset mix changes – GAAP margin down 3 – 5 bps vs. 3Q17 – Core margin down 3 – 5 bps vs. 3Q17 1 See non-GAAP reconciliations included in the attached Appendix Reported NIM Core NIM 4.00% 3.50% 3.00% 2.50% 3Q16 4Q16 1Q17 2Q17 3Q17 3.39% 3.32% 3.46% 3.47% 3.48% 3.18% 3.18% 3.28% 3.31% 3.32% Net Interest Margin at 9/30/17 at 6/30/17 4.00% 0.00% -4.00% -8.00% Down 100 Down 25 Up 100 Up 200 (6.53)% (1.14)% 2.54% 3.86% (7.20)% (1.14)% 2.54% 3.95% Change in Net Interest Income 1 Net interest margin exceeds targeted levels

12 3Q17 3Q17 v. 2Q17 Increase (Decrease) 3Q17 v. 3Q16 Increase (Decrease) Insurance income $ 397 (69.3)% (3.2)% Service charges on deposits 179 6.8 4.1 Mortgage banking income 114 84.4 (26.0) Investment banking and brokerage fees and commissions 103 (7.6) 2.0 Trust and investment advisory revenues 68 (11.3) — Bankcard fees and merchant discounts 70 (26.4) 14.8 Checkcard fees 54 — 8.0 Operating lease income 36 (10.7) 5.9 Income from bank-owned life insurance 28 (49.6) (20.0) FDIC loss share income, net — — (100.0) Other income 117 86.8 20.6 Total noninterest income $ 1,166 (17.6)% 0.2 % Noninterest Income ($ in millions)1 1 Linked quarter percentages are annualized 45.0% 44.0% 43.0% 42.0% 41.0% 40.0% 3Q16 4Q16 1Q17 2Q17 3Q17 41.9% 42.6% 42.1% 42.7% 41.4% Fee Income Ratio Fee income impacted by seasonality ▪ Insurance income decreased $84 million vs. 2Q17 primarily due to seasonality and lower performance-based commissions ▪ Mortgage banking income increased $20 million primarily due to gains on the sale of residential mortgages ▪ Other income increased $21 million primarily due to income from SBIC private equity investments ▪ 4Q17 management expectations – Total noninterest income expected to be up slightly vs. 4Q16

Adjusted efficiency ratio shows expected improvement

Efficiency Ratio


80.0%
70.0%
60.0%
50.0%
75.6%
61.7%
61.1%
61.0%
62.0%
58.7%
59.5%
58.0%
58.6%
58.3%
3Q16
4Q16
1Q17
2Q17
3Q17
GAAP
Adjusted[1]

- Personnel expense decreased $18 million vs. 2Q17 primarily driven by lower employee benefits expense and lower production-based incentives, partially offset by lower capitalized costs
  - FTEs were down 185 vs. 2Q17
- Merger-related and restructuring charges increased $37 million primarily related to facilities charges in connection with various branch closures and severance
- Professional services decreased $11 million primarily the result of lower expenses related to BSA/AML

Noninterest Expense
($ in millions) [2]

	3Q17	3Q17 v. 2Q17 Increase (Decrease)	3Q17 v. 3Q16 Increase (Decrease)
Personnel expense	$ 1,024	(6.9)%	1.8%
Occupancy and equipment expense	198	—	(2.5)
Software expense	62	34.8	(1.6)
Outside IT services	34	(50.9)	(33.3)
Amortization of intangibles	34	(22.0)	(10.5)
Regulatory charges	40	44.1	(2.4)
Professional services	27	(114.8)	—
Loan-related expense	32	(44.1)	(3.0)
Merger-related and restructuring charges, net	47	NM	9.3
Other expense	247	(4.8)	19.9
Total noninterest expense	**$ 1,745**	**0.7 %**	**2.0%**
Adjusted noninterest expense[3]	**$ 1,698**	**(7.8)%**	**0.4%**

- 4Q17 management expectations
  - Excluding merger-related and restructuring charges, expenses expected to be stable compared with 4Q16
  - Expect positive operating leverage in 4Q17

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges and selected items listed on page 18 of the Quarterly Performance Summary

13

14 ▪ 3Q17 dividend payout ratio was 43.8% ▪ 3Q17 total payout ratio was 198.0% ▪ Completed $920 million in share repurchases; $960 million in share repurchase authority remains through 2Q18 under CCAR 2017 ▪ Liquidity ratios remain strong – LCR was 128% – Liquid asset buffer was 14.3% Current quarter regulatory capital information is preliminary 10.5% 10.0% 9.5% 9.0% 3Q16 4Q16 1Q17 2Q17 3Q17 10.1% 10.2% 10.3% 10.3% 10.1% Common Equity Tier 1 Capital and liquidity remain strong and reflect increased payout ratio

Community Banking

BB&T

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

Summarized Results ($ in millions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Net interest income	$ 1,056	$ 24	$ 75
Noninterest income	373	(8)	13
Provision for credit losses	23	(40)	26
Noninterest expense	789	(24)	(14)
Income tax expense	221	29	24
Segment net income	$ 396	$ 51	$ 52

Highlighted Metrics ($ in billions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Total commercial loans[1,2]	$ 51.1	(0.3)%	2.6%
Direct retail lending (DRL)[1,2]	$ 11.9	(1.7)%	0.8%
Money market & savings[1,2]	$ 50.3	(2.9)%	1.1%
Noninterest-bearing deposits[1,2]	$ 48.5	7.2 %	8.4%
Operating margin[3]	44.8%	2.3 %	4.7%

Comments

- Loan production was impacted by hurricanes:



4.3%
(0.9)%
(4.3)%
(17.7)%
Commercial 4
DRL
3Q17 vs. 2Q17
3Q17 vs. 3Q16

- Total commercial pipeline up 15.4% from June 30
- Community Banking continues to execute on branch rationalization
  - Total of 70 closures completed in 2017
  - Expect to close approximately 75 branches in 4Q17
- Operating results increased vs. 3Q16 largely due to deposit margins

1 Linked quarter growth rates annualized
2 Balances reported and related growth metrics are based on average loans and deposits
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Commercial production includes C&I, CRE and Dealer Floor Plan

15

Residential Mortgage Banking

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators. Also includes Mortgage Warehouse Lending which provides short-term lending solutions to finance first-lien residential mortgages held-for-sale by independent mortgage companies.

Summarized Results ($ in millions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Net interest income	$ 123	$ 3	$ (21)
Noninterest income	86	14	(31)
Provision for credit losses	2	(8)	(7)
Noninterest expense	100	(9)	60
Income tax expense	40	13	(40)
Segment net income	$ 67	$ 21	$ (65)

Highlighted Metrics ($ in billions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Retail originations	$ 1.6	(6.7)%	(32.8)%
Correspondent purchases	$ 1.9	3.0 %	(52.1)%
Total production	$ 3.5	(1.7)%	(44.7)%
Loan sales	$ 3.0	18.5 %	(39.1)%
Loans serviced for others (EOP)[1]	$ 89.4	(3.1)%	(0.8)%
Operating margin[2]	52.2%	8.9 %	(32.5)%

Comments

- Noninterest income increased vs. 2Q17 primarily due to increased gains on the sale of residential mortgage loans
- Gain on sale margins were 1.85% compared to 1.61% in 2Q17
- Noninterest expense decreased vs. 2Q17 primarily due to a decline in loan processing expense and personnel expense

Credit Quality Metrics[3]


3.69%
3.51%
2.83%
2.72%
3.01%
0.55%
0.57%
0.58%
0.45%
0.49%
0.16%
0.13%
0.15%
0.28%
0.08%
30+ DPD
Nonaccruals
NCO
3Q16
4Q16
1Q17
2Q17
3Q17

1 Linked quarter growth rates annualized
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
3 Credit quality metrics are based on loans held for investment. NCO ratio is annualized

16

Dealer Financial Services

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

Summarized Results ($ in millions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Net interest income	$ 196	$ (2)	$ 6
Noninterest income	—	—	(1)
Provision for credit losses	78	(3)	2
Noninterest expense	57	—	7
Income tax expense	23	1	(2)
Segment net income	$ 38	$ —	$ (2)

Highlighted Metrics ($ in billions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Retail loan production[1]	$ 1.0	(12.1)%	(52.3)%
Loan yield	6.58%	0.15 %	(0.05)%
Net charge-offs	2.06%	0.38 %	0.11 %
Operating margin[2]	70.9%	(0.3)%	(2.9)%

Comments

- Portfolio balances and mix continue to reflect execution of management's optimization strategy
  - Prime auto average loans declined 26.4%[3] vs. 2Q17 driven by continued runoff



(13.9)%
8.2%
(21.6)%
6.2%
14.3%
10.2%
20.9%
23.8%
Total
All Auto
Recreational
Floor Plan
3Q17 vs. 2Q17[3]
3Q17 vs. 3Q16

- Segment returns and asset quality continues to remain within management expectations
  - Segment risk-adjusted yield[4] totaled 4.5% in 3Q17, which included RAC risk-adjusted yields of 8.8%
  - 3Q17 prime auto losses of 0.18%, flat with 3Q16
  - RAC 3Q17 charge-offs of 7.5% compared to 7.3% in 3Q16

1 Retail loan production includes portfolio acquisitions
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
3 Linked quarter growth rates annualized
4 Risk-adjusted yield is calculated as loan yield less charge-off rate

17

Specialized Lending

Provides specialty lending including: commercial finance, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

Summarized Results ($ in millions)	**3Q17**	**Inc (Dec) vs. 2Q17**	**Inc (Dec) vs. 3Q16**
Net interest income	$ 108	$ 4	$ (1)
Noninterest income	71	2	(9)
Provision for credit losses	15	3	(3)
Noninterest expense	94	2	2
Income tax expense	16	1	(3)
Segment net income	$ 54	$ —	$ (6)

Highlighted Metrics ($ in billions)	**3Q17**	**Inc (Dec) vs. 2Q17**	**Inc (Dec) vs. 3Q16**
Loan originations	$ 4.7	(9.3)%	(7.2)%
Loan yield	4.73%	(0.02)%	(0.12)%
Net charge-offs	0.28%	0.04 %	(0.09)%
Operating margin[1]	47.5%	0.7 %	(3.8)%

Comments

- Solid loan growth[2] in each lending channel:



12.9%
8.6%
34.4%
11.4%
20.2%
6.3%
15.7%
16.1%
3.1%
7.7%
(10.0)%
15.4%
Total
Premium Finance
Sheffield
Equip Finance
Govt Finance
Grandbridge
3Q17 vs. 2Q17
3Q17 vs. 3Q16

- Loan production decreased 9.3% vs. 2Q17 primarily due to normal seasonal trends
  - Sheffield decreased 28.1%
  - Premium finance decreased 19.4%
  - Governmental Finance decreased 30.0%
- Loan production decreased 7.2% from 3Q16 primarily due to record prior year production at Grandbridge
  - Grandbridge production decreased 20.5% vs. 3Q16's record production quarter
  - Loan production (excluding Grandbridge) increased 2.9%

1 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
2 Linked quarter growth rates annualized except for production, sales and credit metrics

18

Insurance Holdings

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

Summarized Results ($ in millions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Net interest income	$ 1	$ —	$ 1
Noninterest income	399	(84)	(13)
Provision for credit losses	—	—	—
Noninterest expense	378	(18)	3
Income tax expense	9	(24)	(7)
Segment net income	$ 13	$ (42)	$ (8)

Highlighted Metrics ($ in millions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Total agencies[1]	214	—	(4)
EBITDA margin[2]	11.4%	(11.1)%	(2.6)%

Comments

- Lower noninterest income vs. 3Q16 was primarily driven by lower performance-based commissions
  - Performance-based commissions declined $10 million vs. 3Q16
- Organic commission and fee revenue[3] growth:



1.4%
(0.8)%
3Q17 vs. 3Q16
YTD17 vs. YTD16

- EBITDA margin[2]:



14.0%
11.4%
3Q16
3Q17

- New business growth up 3.1% and client retention is strong

1 U.S. Locations; count includes shared locations
2 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue
3 Organic commission and fee revenue excludes performance-based commissions and revenue from acquisitions within the previous 12 months4

19

Financial Services

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

Summarized Results ($ in millions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Net interest income	$ 161	$ (7)	$ 5
Noninterest income	251	12	16
Provision for credit losses	7	24	(25)
Noninterest expense	237	(5)	7
Income tax expense	62	(5)	14
Segment net income	$ 106	$ (9)	$ 25

Highlighted Metrics ($ in billions)	3Q17	Inc (Dec) vs. 2Q17	Inc (Dec) vs. 3Q16
Average loan balances[1]	$ 16.9	9.5 %	6.2 %
Average deposit balances[1]	$ 26.9	(46.6)%	(10.3)%
Total invested assets[1]	$ 155.5	10.9 %	10.0 %
Invested assets noninterest income ($ in millions)[1]	$ 148	(6.4)%	3.2 %
Operating margin[2]	42.5%	1.9 %	1.3 %

Comments

- Strong loan growth[1] in Corporate Banking and Wealth:



9.5%
6.2%
8.4%
5.3%
18.2%
14.7%
Total
Corp Banking
Wealth
3Q17 vs. 2Q17
3Q17 vs. 3Q16

- Invested assets increased 10.9%[1] vs. 2Q17 as both institutional and retail accounts had strong growth
- Increase in noninterest income vs. 2Q17 driven by higher SBIC private equity investments income
- Allocated provision increase vs. 2Q17 due to a moderation in the improvement of loss estimates for commercial and industrial loans
- The decline in average deposits was primarily the result of an initiative to decrease reliance on rate-sensitive institutional deposits

1 Linked quarter growth rates annualized except for production and sales
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

20

4Q17 Outlook

Category	Guidance
Loans	▪ Total down slightly vs. 3Q17 ▪ Core up 2% – 4% annualized vs. 3Q17
Credit quality	▪ NCOs expected to be 40 – 50 bps
Net interest margin	▪ GAAP margin down 3 – 5 bps vs. 3Q17 ▪ Core margin down 3 – 5 bps vs. 3Q17
Net interest income[1]	▪ Stable compared with 3Q17
Noninterest income	▪ Up slightly vs. 4Q16
Expenses[2]	▪ Stable compared with 4Q16 ▪ Expect to achieve positive operating leverage

1 Taxable-equivalent
2 Excludes merger-related and restructuring charges

21

Appendix

BB&T

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield	PA Mark		
	Acquired Loans[1]	Non-PCI Loans[2]	Liabilities[3]	Securities[4]
Balance, June 30, 2017	$ (371)	$ (235)	$ (37)	$ (392)
Net interest income:				
Normal accretion	24	20	5	14
Cash recoveries / early payoffs	8	12	—	(4)
Total net interest income	32	32	5	10
Other	13	—	—	—
Balance, September 30, 2017	$ (326)	$ (203)	$ (32)	$ (382)
NBV/amortized cost of related assets (liabilities) at September 30, 2017	$ 711	$ 10,395	$ (941)	$ 375

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.
2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.
3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.
4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

A-1

BB&T

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended				
	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,745	$ 1,742	$ 2,102	$ 1,668	$ 1,711
Amortization of intangibles	(34)	(36)	(38)	(38)	(38)
Merger-related and restructuring charges, net	(47)	(10)	(36)	(13)	(43)
Gain (loss) on early extinguishment of debt	—	—	(392)	—	—
Mortgage reserve adjustments	—	—	—	31	—
Charitable contribution	—	—	—	—	(50)
Settlement of FHA-insured loan matters and related recovery	—	—	—	—	73
Efficiency ratio numerator - adjusted	$ 1,664	$ 1,696	$ 1,636	$ 1,648	$ 1,653
Efficiency ratio denominator - revenue[1] - GAAP	$ 2,813	$ 2,855	$ 2,780	$ 2,727	$ 2,774
Taxable equivalent adjustment	41	40	40	41	40
Securities (gains) losses, net	—	—	—	(1)	—
Efficiency ratio denominator - adjusted	$ 2,854	$ 2,895	$ 2,820	$ 2,767	$ 2,814
Efficiency ratio - GAAP	**62.0%**	**61.0%**	**75.6%**	**61.1%**	**61.7%**
Efficiency ratio - adjusted[2]	**58.3**	**58.6**	**58.0**	**59.5**	**58.7**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-2

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016
Common shareholders' equity	$ 26,757	$ 27,254	$ 26,928	$ 26,828	$ 26,999
Less: Intangible assets	10,363	10,400	10,436	10,492	10,519
Tangible common shareholders' equity[1]	$ 16,394	$ 16,854	$ 16,492	$ 16,336	$ 16,480
Outstanding shares at end of period	788,921	808,093	811,370	809,475	811,424
Common shareholders' equity per common share	**$ 33.92**	**$ 33.73**	**$ 33.19**	**$ 33.14**	**$ 33.27**
Tangible common shareholders' equity per common share[1]	**20.78**	**20.86**	**20.33**	**20.18**	**20.31**
Net income available to common shareholders	$ 597	$ 631	$ 378	$ 592	$ 599
Plus amortization of intangibles, net of tax	22	22	24	24	24
Tangible net income available to common shareholders[1]	$ 619	$ 653	$ 402	$ 616	$ 623
Average common shareholders' equity	$ 26,857	$ 27,208	$ 26,807	$ 26,962	$ 26,824
Less: Average intangible assets	10,382	10,418	10,464	10,508	10,545
Average tangible common shareholders' equity[1]	$ 16,475	$ 16,790	$ 16,343	$ 16,454	$ 16,279
Return on average common shareholders' equity	**8.82%**	**9.30%**	**5.72%**	**8.75%**	**8.87%**
Return on average tangible common shareholders' equity[1]	**14.89**	**15.60**	**9.98**	**14.91**	**15.20**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-3

BB&T

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016
Net interest income - GAAP	$ 1,647	$ 1,635	$ 1,609	$ 1,565	$ 1,610
Taxable-equivalent adjustment	41	40	40	41	40
Net interest income - taxable-equivalent	1,688	1,675	1,649	1,606	1,650
Interest income - PCI loans	(32)	(37)	(42)	(49)	(52)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(32)	(25)	(25)	(33)	(40)
Accretion of mark on Susquehanna and National Penn liabilities	(5)	(6)	(5)	(6)	(7)
Accretion of mark on securities acquired from FDIC	(10)	(16)	(10)	14	(8)
Net interest income - core[1]	$ 1,609	$ 1,591	$ 1,567	$ 1,532	$ 1,543
Average earning assets - GAAP	$ 193,073	$ 193,386	$ 192,564	$ 192,574	$ 193,909
Average balance - PCI loans	(742)	(825)	(883)	(974)	(1,052)
Average balance - mark on Susquehanna and National Penn non-PCI loans	219	248	272	300	335
Average balance - mark on securities acquired from FDIC	387	403	414	402	408
Average earning assets - core[1]	$ 192,937	$ 193,212	$ 192,367	$ 192,302	$ 193,600
Annualized net interest margin:					
Reported - taxable-equivalent	**3.48%**	**3.47%**	**3.46%**	**3.32%**	**3.39%**
Core[1]	**3.32**	**3.31**	**3.28**	**3.18**	**3.18**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

Non-GAAP reconciliations

Diluted EPS

(Dollars in millions, except per share data, shares in thousands)

	Quarter Ended				
	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016
Net income available to common shareholders - GAAP	$ 597	$ 631	$ 378	$ 592	$ 599
Merger-related and restructuring charges, net after tax	29	6	22	8	27
Loss on early extinguishment of debt	—	—	246	—	—
Excess tax benefit on equity-based awards	—	—	(35)	—	—
Securities duration adjustments and hedge ineffectiveness	—	—	—	21	—
Mortgage reserve adjustment	—	—	—	(19)	—
Settlement of FHA-insured loan matters and related recovery	—	—	—	—	(46)
Charitable contribution	—	—	—	—	31
Termination of FDIC loss share agreements	—	—	—	—	11
Net income available to common shareholders - adjusted[1]	$ 626	$ 637	$ 611	$ 602	$ 622
Weighted average shares outstanding - diluted	806,124	819,389	822,719	821,971	823,106
Diluted EPS - GAAP	**$ 0.74**	**$ 0.77**	**$ 0.46**	**$ 0.72**	**$ 0.73**
Diluted EPS - adjusted[1]	**0.78**	**0.78**	**0.74**	**0.73**	**0.76**

1 The adjusted diluted earnings per share is non-GAAP in that it excludes securities gains (losses), merger-related and restructuring charges, gains (losses) on the early extinguishment of debt and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-5

A-6 Non-GAAP reconciliations Operating leverage1 (Dollars in millions) Quarter Ended Sept. 30 June 30 Annualized 2017 2017 Growth Revenue2 - GAAP $ 2,813 $ 2,855 (5.8)% Taxable equivalent adjustment 41 40 Revenue2 - adjusted $ 2,854 $ 2,895 (5.6)% Noninterest expense - GAAP $ 1,745 $ 1,742 0.7% Amortization of intangibles (34) (36) Merger-related and restructuring charges, net (47) (10) Noninterest expense - adjusted $ 1,664 $ 1,696 (7.5)% Operating leverage - GAAP (6.5)% Operating leverage - adjusted3 1.9 1 Operating leverage is defined as annualized revenue growth less annualized noninterest expense growth. 2 Revenue is defined as net interest income plus noninterest income. 3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-7 Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended Common Tangible Assets Equity Common Equity Net income - GAAP $ 648 Net income available to common shareholders - GAAP $ 597 $ 597 Merger-related and restructuring charges, net after tax 29 29 29 Amortization of intangibles, net of tax — — 22 Numerator - adjusted1 $ 677 $ 626 $ 648 Average assets $ 220,732 Average common shareholders' equity $ 26,857 $ 26,857 Plus: Estimated impact of merger-related and restructuring charges 14 14 14 Less: Average intangible assets 10,382 Denominator - adjusted1 $ 220,746 $ 26,871 $ 16,489 Reported ratio 1.16% 8.82% 14.89% Adjusted ratio 1.22 9.25 15.59 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.